Exhibit 99.1

HCI Group Reports Fourth Quarter 2024 Results

Pre-Tax Income of $5.9 million and Diluted EPS of $0.23

Full Year 2024 Pre-Tax Income of $173.4 million and Diluted EPS of $8.89

Tampa, Fla. – February 27, 2025 – HCI Group, Inc. (NYSE:HCI), reported pre-tax income of $5.9 million and net income of $4.1 million in the fourth quarter of 2024. Net income after noncontrolling interests was $2.6 million compared with $38.1 million in the fourth quarter of 2023. Diluted earnings per share were $0.23 in the fourth quarter of 2024, compared with $3.40 diluted earnings per share, in the fourth quarter of 2023.

Adjusted net income (a non-GAAP measure which excludes net unrealized gains or losses on equity securities) for the fourth quarter of 2024 was $5.0 million, or $0.31 diluted earnings per share compared with adjusted net income of $38.8 million, or $3.22 diluted earnings per share, in the fourth quarter of 2023. This press release includes an explanation of adjusted net income as well as a reconciliation to net income and earnings per share calculated in accordance with generally accepted accounting principles (known as “GAAP”).

Management Commentary

“Even with the hurricanes in 2024, HCI Group is unwavering in its commitment to Florida and supporting our existing and new policyholders. As part of our ongoing efforts, we plan to keep rates flat for the foreseeable future,” said HCI Group Chairman and Chief Executive Officer Paresh Patel. “Given an increased level of catastrophe activity across the country, we are taking initial steps to make our best-in-class technology available to other carriers and in additional geographies.”

Fourth Quarter 2024 Commentary

Consolidated gross premiums earned in the fourth quarter increased by 38.0% to $297.5 million from $215.2 million in the fourth quarter of 2023 driven primarily by assumptions of policies from Citizens Property Insurance Corporation.

Premiums ceded for reinsurance in the fourth quarter were $151.1 million compared with $66.6 million in the fourth quarter of 2023. The fourth quarter included the reversal of $50.6 million of previously accrued benefits related to retrospective reinsurance provisions as a result of losses caused by Hurricane Milton.

Net investment income in the fourth quarter was $14.5 million compared with $10.3 million in the fourth quarter of 2023. The increase was primarily attributable to an increase in interest income from cash, cash equivalents and available-for-sale fixed maturity securities.

Losses and loss adjustment expenses in the fourth quarter were $110.7 million compared with $65.4 million in the fourth quarter of 2023. Loss expenses in the fourth quarter of 2024 include a net loss of $78.0 million from Hurricane Milton, partially offset by $24.5 million of favorable development mostly related to the 2024 accident year.

Policy acquisition and other underwriting expenses in the fourth quarter were $27.7 million compared with $22.7 million in the fourth quarter of 2023.

General and administrative personnel expenses in the fourth quarter decreased to $10.2 million from $12.2 million in the fourth quarter of 2023. The decrease was attributable to lower stock-based compensation as well as higher reinsurance recoveries related to claims processing for Hurricane Milton.

Full 2024 Results

For the year ended December 31, 2024, the company reported pre-tax income of $173.4 million and net income of $127.6 million. Net income after noncontrolling interests was $110.0 million compared with $79.0 million for the year ended December 31, 2023. Diluted earnings per share were $8.89 for the year ended December 31, 2024, compared with $7.62 diluted earnings per share for the year ended December 31, 2023.

Adjusted net income (a non-GAAP measure which excludes net unrealized gains or losses on equity securities) for the twelve month period was $125.6 million, or $8.75 diluted earnings per share compared with adjusted net income of $86.8 million, or $7.41 diluted earnings per share in the same period of 2023. An explanation of this non-GAAP financial measure and reconciliations to the applicable GAAP numbers accompany this press release.

Consolidated gross premiums earned for the twelve months of 2024 increased by 41.5% to $1,083.2 million from $765.5 million in 2023 driven primarily by growth in Florida due to assumptions of policies from Citizens Property Insurance Corporation.

Premiums ceded for reinsurance for the twelve months of 2024 were $405.7 million compared with $269.6 million for the twelve months of 2023. The twelve months of 2024 included the reversal of $62.9 million of previously accrued benefits related to retrospective reinsurance provisions as a result of losses caused by Hurricanes Helene and Milton.

Net investment income for the twelve months of 2024 was $59.1 million compared with $46.2 million for the twelve months of 2023. The increase was primarily attributable to an increase in interest income from cash, cash equivalents, and available-for-sale fixed maturity securities, offset by a decrease in income from real estate investments.

Losses and loss adjustment expenses for the twelve months of 2024 were $374.7 million compared with $254.6 million for the twelve months of 2023. Loss expense included $78.0 million from Hurricane Milton, $43.0 million from Hurricane Helene and $6.5 million from Hurricane Debby.

Policy acquisition and other underwriting expenses for the twelve months of 2024 were $99.4 million compared with $90.8 million for the twelve months of 2023.

General and administrative personnel expenses for the twelve months of 2024 increased to $63.2 million from $53.9 million for the twelve months of 2023.

Conference Call

HCI Group will hold a conference call later today, February 27, 2025, to discuss these financial results. Chairman and Chief Executive Officer Paresh Patel, Chief Operating Officer Karin Coleman and Chief Financial Officer Mark Harmsworth will host the call starting at 4:45 p.m. Eastern time.

Interested parties can listen to the live presentation by dialing the listen-only number below or by clicking the webcast link available on the Investor Information section of the company's website at www.hcigroup.com.

Listen-only toll-free number: (888) 506-0062

Listen-only international number: (973) 528-0011

Entry Code: 835158

Please call the conference telephone number 10 minutes before the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Gateway Investor Relations at (949) 574-3860.

A replay of the call will be available by telephone after 8:00 p.m. Eastern time on the same day as the call and via the Investor Information section of the HCI Group website at www.hcigroup.com through February 27, 2026.

Toll-free replay number: (877) 481-4010

International replay number: (919) 882-2331

Replay ID: 51955

About HCI Group, Inc.

HCI Group, Inc. is a holding company with two distinct operating units. The first unit includes four top-performing insurance companies, a captive reinsurance company, and operations in claims management and real estate. The second unit, called Exzeo Group, is a leading innovator of insurance technology that utilizes advanced underwriting algorithms and data analytics. Exzeo empowers property and casualty insurers to transform underwriting outcomes and achieve industry-leading results.

The company's common shares trade on the New York Stock Exchange under the ticker symbol "HCI" and are included in the Russell 2000 and S&P SmallCap 600 Index. HCI Group, Inc. regularly publishes financial and other information in the Investor Information section of the company’s website. For more information about HCI Group and its subsidiaries, visit www.hcigroup.com.

Forward-Looking Statements

This news release may contain forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995. Words such as "anticipate," "estimate," "expect," "intend," "plan," "confident," "prospects" and "project" and other similar words and expressions are intended to signify forward-looking statements. Forward-looking statements are not guarantees of future results and conditions, but rather are subject to various risks and uncertainties. For example, the estimation of reserves for losses and loss adjustment expenses is an inherently imprecise process involving many assumptions and considerable management judgment. Some of these risks and uncertainties are identified in the company's filings with the Securities and Exchange Commission. Should any risks or uncertainties develop into actual events, these developments could have material adverse effects on the company's business, financial condition and results of operations. HCI Group, Inc. disclaims all obligations to update any forward-looking statements.

Company Contact:

Bill Broomall, CFA

Investor Relations

HCI Group, Inc.

Tel (813) 776-1012

wbroomall@typtap.com

Investor Relations Contact:

Matt Glover

Gateway Group, Inc.

Tel (949) 574-3860

HCI@gatewayir.com

- Tables to follow -

HCI GROUP, INC. AND SUBSIDIARIES

Selected Financial Metrics

(Dollar amounts in thousands, except per share amounts)

	Q4 2024	Q4 2023	FY 2024	FY 2023
	(Unaudited)	(Unaudited)	(Unaudited)
Insurance Operations
Gross Written Premiums:
Homeowners Choice	$145,085	$182,038	$593,943	$535,070
TypTap Insurance Company	174,980	138,482	491,413	363,552
Condo Owners Reciprocal Exchange	14,435	-	81,411	-
Total Gross Written Premiums	334,500	320,520	1,166,767	898,622

Gross Premiums Earned:
Homeowners Choice	156,342	125,796	589,137	417,202
TypTap Insurance Company	123,807	89,394	442,876	348,310
Condo Owners Reciprocal Exchange	17,348	-	51,207	-
Total Gross Premiums Earned	297,497	215,190	1,083,220	765,512

Gross Premiums Earned Loss Ratio	37.2%	30.4%	34.6%	33.3%

Per Share Metrics
GAAP Diluted EPS	$0.23	$3.40	$8.89	$7.62
Non-GAAP Adjusted Diluted EPS	$0.31	$3.22	$6.33	$7.41

Dividends per share	$0.40	$0.40	$1.60	$1.60

Book value per share at the end of period	$42.10	$33.36	$42.10	$33.36

Shares outstanding at the end of period	10,767,184	9,738,183	10,767,184	9,738,183

HCI GROUP, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

(Dollar amounts in thousands)

	December 31, 2024	December 31, 2023
	(Unaudited)
Assets
Fixed-maturity securities, available for sale, at fair value (amortized cost: $719,536 and $387,687, respectively and allowance for credit losses: $0 and $0, respectively)	$718,537	$383,238
Equity securities, at fair value (cost: $52,030 and $44,011, respectively)	56,200	45,537
Limited partnership investments	20,802	23,583
Real estate investments	79,120	67,893
Total investments	874,659	520,251

Cash and cash equivalents	532,471	536,478
Restricted cash	3,714	3,287
Receivable from maturities of fixed-maturity securities	—	91,085
Accrued interest and dividends receivable	6,008	3,507
Income taxes receivable	463	—
Deferred income taxes, net	72	512
Premiums receivable, net (allowance: $5,891 and $3,152, respectively)	50,582	38,037
Assumed premium receivable	—	19,954
Prepaid reinsurance premiums	92,060	86,232
Reinsurance recoverable, net of allowance for credit losses:
Paid losses and loss adjustment expenses (allowance: $0 and $0, respectively)	36,062	19,690
Unpaid losses and loss adjustment expenses (allowance: $186 and $118, respectively)	522,379	330,604
Deferred policy acquisition costs	54,303	42,910
Property and equipment, net	29,544	29,251
Right-of-use-assets - operating leases	1,182	1,407
Intangible assets, net	5,206	7,659
Funds withheld for assumed business	11,690	30,087
Other assets	9,818	50,365

Total assets	$2,230,213	$1,811,316

Liabilities and Equity
Losses and loss adjustment expenses	$845,900	$585,073
Unearned premiums	584,703	501,157
Advance premiums	18,867	15,895
Reinsurance payable on paid losses and loss adjustment expenses	2,496	3,145
Ceded reinsurance premiums payable	18,313	8,921
Assumed premiums payable	2,176	850
Accrued expenses	17,677	19,722
Income tax payable	5,451	7,702
Deferred income taxes, net	2,830	—
Revolving credit facility	44,000	—
Long-term debt	185,254	208,495
Lease liabilities - operating leases	1,185	1,408
Other liabilities	32,320	35,623

Total liabilities	1,761,172	1,387,991

Commitments and contingencies
Redeemable noncontrolling interest	1,691	96,160

Equity:
Common stock, (no par value, 40,000,000 shares authorized, 10,767,184 and 9,738,183 shares issued and outstanding in 2024 and 2023, respectively)	—	—
Additional paid-in capital	122,289	89,568
Retained income	331,793	238,438
Accumulated other comprehensive loss, net of taxes	(749)	(3,163)
Total stockholders' equity	453,333	324,843
Noncontrolling interests	14,017	2,322
Total equity	467,350	327,165

Total liabilities, redeemable noncontrolling interest, and equity	$2,230,213	$1,811,316

HCI GROUP, INC. AND SUBSIDIARIES

Consolidated Statements of Income

(Unaudited)

(Dollar amounts in thousands, except per share amounts)

	Three Months Ended		Years Ended
	December 31,		December 31,
	2024	2023	2024	2023
	(Unaudited)	(Unaudited)	(Unaudited)
Revenue

Gross premiums earned	$297,497	$215,190	$1,083,220	$765,512
Premiums ceded	(151,146)	(66,576)	(405,659)	(269,627)

Net premiums earned	146,351	148,614	677,561	495,885

Net investment income	14,486	10,341	59,148	46,234
Net realized investment gains (losses)	326	(410)	3,384	(1,996)
Net unrealized investment (losses) gains	(1,181)	2,830	2,644	3,215
Policy fee income	1,302	1,053	4,639	4,704
Other	591	242	2,675	2,628

Total revenue	161,875	162,670	750,051	550,670

Expenses

Losses and loss adjustment expenses	110,727	65,398	374,708	254,579
Policy acquisition and other underwriting expenses	27,707	22,716	99,402	90,822
General and administrative personnel expenses	10,231	12,230	63,152	53,868
Interest expense	3,322	2,822	13,344	11,117
Other operating expenses	3,997	5,344	26,018	22,634

Total expenses	155,984	108,510	576,624	433,020

Income before income taxes	5,891	54,160	173,427	117,650

Income tax expense	1,757	13,248	45,846	28,393

Net income	$4,134	$40,912	$127,581	$89,257
Net income attributable to redeemable noncontrolling interests	—	(2,360)	(10,149)	(9,370)
Net income attributable to noncontrolling interests	(1,550)	(457)	(7,479)	(853)

Net income after noncontrolling interests	$2,584	$38,095	$109,953	$79,034

Basic earnings per share	$0.24	$4.31	$10.59	$9.13

Diluted earnings per share	$0.23	$3.40	$8.89	$7.62

Dividends per share	$0.40	$0.40	$1.60	$1.60

HCI GROUP, INC. AND SUBSIDIARIES

(Amounts in thousands, except per share amounts)

A summary of the numerator and denominator of basic and diluted earnings per common share calculated in accordance with GAAP is presented below.

	Three Months Ended			Year Ended
GAAP	December 31, 2024			December 31, 2024
	Income	Shares (a)	Per Share	Income	Shares (a)	Per Share
	(Numerator)	(Denominator)	Amount	(Numerator)	(Denominator)	Amount
Net income	$4,134			$127,581
Less: Net income attributable to redeemable noncontrolling interest	—			(10,149)
Less: Net income attributable to noncontrolling interests	(1,550)			(7,479)
Net income attributable to HCI	2,584			109,953
Less: Income attributable to participating securities	(118)			(4,110)
Basic Earnings Per Share:
Income allocated to common stockholders	2,466	10,143	$0.24	105,843	9,997	$10.59

Effect of Dilutive Securities: *
Stock options	—	323		—	294
Convertible senior notes	—	—		6,908	2,177
Warrants	—	143		—	218

Diluted Earnings Per Share:
Income available to common stockholders and assumed conversions	$2,466	10,609	$0.23	$112,751	12,686	$8.89

(a) Shares in thousands.
*For the three months ended December 31, 2024, convertible senior notes were excluded due to anti-dilutive effect.

Non-GAAP Financial Measures

Adjusted net income is a Non-GAAP financial measure that removes from net income of HCI's portion of the effect of unrealized gains or losses on equity securities required to be included in results of operations in accordance with Accounting Standards Codification 321. HCI Group believes net income without the effect of volatility in equity prices more accurately depicts operating results. This financial measurement is not recognized in accordance with accounting principles generally accepted in the United States of America ("GAAP") and should not be viewed as an alternative to GAAP measures of performance. A reconciliation of GAAP Net income to Non-GAAP Adjusted net income and GAAP diluted earnings per share to Non-GAAP Adjusted diluted earnings per share is provided below.

Reconciliation of GAAP Net Income to Non-GAAP Adjusted Net Income

	Three Months Ended	Year Ended
	December 31, 2024	December 31, 2024
GAAP Net income	$4,134	$127,581
Net unrealized investment losses (gains)	$1,181	$(2,644)
Less: Tax effect at 25.041%	$(296)	$662
Net adjustment to Net income	$885	$(1,982)
Non-GAAP Adjusted Net income	$5,019	$125,599

HCI GROUP, INC. AND SUBSIDIARIES

(Amounts in thousands, except per share amounts)

A summary of the numerator and denominator of the basic and diluted earnings per common share calculated with the Non-GAAP financial measure Adjusted net income is presented below.

	Three Months Ended			Year Ended
Non-GAAP	December 31, 2024			December 31, 2024
	Income	Shares (a)	Per Share	Income	Shares (a)	Per Share
	(Numerator)	(Denominator)	Amount	(Numerator)	(Denominator)	Amount
Adjusted net income (non-GAAP)	$5,019			$125,599
Less: Net income attributable to redeemable noncontrolling interest	-			$(10,149)
Less: Net loss (income) attributable to noncontrolling interests	(1,550)			(7,281)
Net income attributable to HCI	3,469			108,169
Less: Income attributable to participating securities	(158)			(4,043)

Basic Earnings Per Share before unrealized gains/losses on equity securities:
Income allocated to common stockholders	3,311	10,143	$0.33	104,126	9,997	$10.42

Effect of Dilutive Securities: *
Stock options	—	323		—	294
Convertible senior notes	—	—		6,908	2,177
Warrants	—	143		—	218

Diluted Earnings Per Share before unrealized gains/losses on equity securities:
Income available to common stockholders and assumed conversions	$3,311	10,609	$0.31	$111,034	12,686	$8.75

(a) Shares in thousands.
*For the three months ended December 31, 2024, convertible senior notes were excluded due to anti-dilutive effect.

Reconciliation of GAAP Diluted EPS to Non-GAAP Adjusted Diluted EPS

	Three Months Ended	Year Ended
	December 31, 2024	December 31, 2024
GAAP diluted Earnings Per Share	$0.23	$8.89
Net unrealized investment gains	$0.10	$(0.20)
Less: Tax effect at 25.041%	$(0.02)	$0.06
Net adjustment to GAAP diluted EPS	$0.08	$(0.14)
Non-GAAP Adjusted diluted EPS	$0.31	$8.75